Waddell & Reed Advisors Fixed Income Funds, Inc.

Independent Auditors' Consent to be Filed as Exhibit 99.B(j) to Post-Effective Amendment
No. 33 to Registration Statement No. 2-77329 on Form N-1A for Waddell & Reed Advisors Fixed Income Funds, Inc. as of January 26, 2004

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 33 to Registration Statement No. 2-77329 on Form N-1A of Waddell & Reed Advisors Fixed Income Funds, Inc. of our report dated November 7, 2003 (on Waddell & Reed Advisors Government Securities Fund and Waddell & Reed Advisors Limited-Term Bond Fund comprising Waddell & Reed Advisors Fixed Income Funds, Inc.) appearing in the Annual Report to Shareholders for the fiscal year ended September 30, 2003, in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Custodial and Auditing Services" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
January 26, 2004